                                                                    Exhibit 4.02

                     AMENDED AND RESTATED RIGHTS AGREEMENT

     This Amended and Restated Rights Agreement (the "Agreement") is made as of this 16th day of October, 1998, by and among Autoweb.com, Inc., a California corporation (the "Company"), the persons or entities listed on Schedule A
                                                               ----------
attached hereto (individually, an "Investor," and collectively, the "Investors"), the Founders (as hereinafter defined), and the shareholders named on Schedule B attached hereto (individually, a "Shareholder," and collectively,
   ----------
the "Shareholders").

                                    RECITALS

     WHEREAS, the Company, the Founders and the Shareholders entered into that certain Amended and Restated Registration Rights Agreement dated May 8, 1998 (the "Rights Agreement"), pursuant to which, among other things, the Company granted certain registration and other rights to the Founders and such Shareholders;

     WHEREAS, the Company now proposes to issue and sell up to an aggregate of 710,000 shares of Series D Convertible Preferred Stock to the Investors pursuant to a Series D Convertible Preferred Stock Purchase Agreement of even date herewith (the "Purchase Agreement");

     WHEREAS, pursuant to Section 9.3 of the Rights Agreement the parties thereto wish to enter into this Agreement in order to amend, restate and replace their rights and obligations under the Rights Agreement with the rights and obligations set forth in this Agreement and to permit the Investors to become parties to this Agreement.

                                   AGREEMENT

     NOW THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree as follows:

     1.  Certain Definitions. As used in this Agreement, the following terms
         -------------------
shall have the following meanings:

          1.1  Commission means the Securities and Exchange Commission, or any
               ----------
other federal agency at the time administering the Securities Act and the Exchange Act.

          1.2  Common Stock means (a) the Company's Common Stock, as authorized
               ------------
on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies or in the absence of any provision to the contrary in the Company's Amended and Restated Articles of Incorporation, as amended (the "Articles"), be entitled to vote for the
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election of a majority of directors of the Company (even though the right so to vote has been suspended by the happening of such a contingency or provision), and (c) any other securities into which or for which any of the securities described in (a) or (b) may be convened or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

          1.3  Exchange Act means the Securities Exchange Act of 1934, as
               ------------
amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          1.4  Founders means Farhang Zamani and Payam Zamani.
               --------

          1.5  Founder Shares shall mean the shares of Common Stock that the
               --------------
Founders own, or have the right to acquire on the date hereof or in the future, but excluding any such Common Stock that has been (a) registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or
(b) publicly sold pursuant to Rule 144 under the Securities Act.

          1.6  Indebtedness means with respect to any Person (a) all
               ------------
indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services, other than for trade accounts payable incurred in the ordinary course of the Company's business, (b) all Indebtedness described in clause (a) of any other Person in respect of which such Person is liable, contingently or otherwise, to pay or advance money or property as guarantor, endorser or otherwise (except as endorser for collection in the ordinary course of business), and (c) all lease obligations of such Person which are required, in accordance with generally accepted accounting principles ("GAAP"), to be capitalized on the books of the lessee.

          1.7  Person means an individual, corporation, partnership, joint
               ------
venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

          1.8  Preferred Shares means the Series A Convertible Preferred Stock,
               ----------------
Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock of the Company.

          1.9  Qualified Public Offering means a public, underwritten offering
               -------------------------
of the capital stock of the Company which generates net proceeds to the Company in excess of $15,000,000 and offers such shares of capital stock at a minimum sale price of $8.28 (subject to adjustment for stock splits, stock dividends, recapitalizations and the like).

          1.10  Registrable Securities means any shares of Common Stock owned by
                ----------------------
an Investor or Shareholder as of the date hereof or its permitted successors and assigns, including shares of Common Stock issued or issuable upon conversion of any Preferred Shares; except for (i) any shares of such Common Stock (A) which have at any time been sold by such parties other than to a permitted transferee, as provided for in Section 2.8 hereof, of an Investor or a Shareholder, and (B) which have at any time been sold in a registered public offering or pursuant to Rule 144 promulgated under the Securities Act, and (ii) the Founder Shares.

          1.11  Securities Act means the Securities Act of 1933, as amended, or
                --------------
any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          1.12  Shares means any and all shares of Common Stock or Preferred
                ------
Shares owned by an Investor or a Shareholder.

          1.13  Subsidiary means any Person of which a Person at the applicable
                ----------
time owns or controls, directly or indirectly through one or more Subsidiaries, a majority of the voting stock.

     2.   Registration Rights
          -------------------

          2.1   Piggyback Registrations.
                -----------------------

                (a) If at any time or times the Company shall determine to register any of its Common Stock or securities convertible into or exchangeable for Common Stock under the Securities Act, whether in connection with a public offering of securities by the Company (a "primary offering"), a public offering thereof by shareholders (a "secondary offering"), or both (but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar role of the Commission under the Securities Act is applicable), the Company will promptly give written notice thereof to the holders (the "Holders") of Registrable Securities and Founder Shares then outstanding, and will use its best efforts to effect the registration under the Securities Act of all Registrable Securities and Founder Shares which the Holders may request in a writing delivered to the Company within fifteen (15) days after the notice given by the Company; provided, however, that the number of shares of
                      -----------------
Registrable Securities and Founder Shares to be included in such an underwriting may be reduced (pro rata among the requesting Holders based upon the number of shares of Registrable Securities and Founder Shares owned by all such Holders) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein, provided, that the Company shall
                                              --------
first exclude from such registration, in the following order, all shares of Common Stock sought to be included therein by (i) any holder thereof not having any such contractual, registration rights, and (ii) any holder thereof having contractual, registration rights subordinate and junior to the rights of the Holders of Registrable Securities or Founder Shares, provided further, that in no event shall the Registrable Securities and the Founder Shares be reduced to less than thirty percent (30%) of the of the aggregate shares to be offered in any such offering. For purposes of the preceding parenthetical concerning pro rata apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single selling Holder, and any pro rata reduction with respect to such selling
Holder shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

          (b)  Underwriting. If the registration of which the Company gives
               ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.1 (a). In such event the right of any Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder's participation in such underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company in the event of an offering pursuant to this Section 2.1 and by two-thirds of the Holders, subject to the approval of the Company, which at royal shall not be unreasonably withheld, in the event of an offering pursuant to Section 2.2 or
Section 2.3 below. Notwithstanding any other provision of this Section 2.1, if the managing underwriter determines that marketing factors require limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and Founder Shares to be included in such registration as provided for in Section 2.1(a) above. To facilitate the allocation of shares in accordance with the provisions of Section 2.1(a) above, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

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     2.2  Form S-3.
          --------

          (a) If the Company becomes eligible to use Form S-3, the Company shall use its reasonable efforts to continue to qualify at all times for registration on Form S-3. If and when the Company becomes entitled to use Form S-3, the Holders of Registrable Securities shall have the right to request registration of shares of Registrable Securities held by them on Form S-3 for a public offering of shares of Registrable Securities, of which the reasonably anticipated aggregate price to the public, net of underwriting discounts and commissions, is $2,500,000; provided, however, that the Company shall not be obligated to effect more than three (3) registrations pursuant to this Section
2.2 and provided further that the Company shall not be obligated to effect more than two (2) registrations pursuant to this Section 2.2 in any twelve (12) month period. Such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by such Holder or Holders. The Company shall use best efforts to maintain such registration under this Section 2.2 until the earlier of (i) 180 days from the effectiveness of such registration or (ii) the date that all such shares so registered under the Form S-3 registration have been sold. Notwithstanding the foregoing, the Company shall not be required to effect a registration under this Section 2.2 if such Holders of Registrable Securities may then sell all Registrable Securities within a 90 day period without registration under the Securities Act. The substantive provisions of Section 2.1
(b) shall be applicable to each underwritten registration initiated under this
Section 2.2(a).

               (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.2:

                   (1) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                   (2) if the Company, within ten (10) days of the receipt of the request of the Holders of Registrable Securities, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within sixty (60) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities);

                   (3) within one hundred twenty (120) days of the effective date of any registration, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                   (4) if the Company shall furnish to such Holders of Registrable Securities a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company for the registration statement to be filed at such time, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90)

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days from the receipt of the request to file such registration by such Holders, provided that the Company may not use this right more than once in any twelve
(12) month period.

          2.3  Request for Registration.
               ------------------------

               (a) If the Company shall receive at any time after the 180 day period following the Company's initial public offering, a written request from Holders of an aggregate of not less than fifty percent (50%) of Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an aggregate proposed offering price to the public, net of underwriting discounts and commission of not less than $5,000,000 and not previously registered pursuant to a registration under the Securities Act, then the Company shall, on one occasion only:

                   (i) within ten (10) clays of the receipt thereof, give written notice of such request to all Holders of Registrable Securities; and

                   (ii) effect as soon as practicable, and in any event within sixty (60) days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders of Registrable Securities request to be registered.

               (b) Notwithstanding the foregoing, if the Company shall furnish to Holders of Registrable Securities requesting a registration statement pursuant to this Section 2.3, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Holders; provided, however, the Company may not use this fight more than once in any twelve (12) month period.

          2.4  Registration Expenses. (a) In the event of a registration
               ---------------------
described in Sections 2.1.2.2 and 2.3, all expenses of registration and offering of the Company and the Holders participating in the offering including, without limitation, printing expenses, fees and disbursements of counsel, and independent public accountants, fees and expenses (including, without limitation, counsel fees incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc. and fees of transfer agents and registrars), shall be borne by the Company, except that the Holders shall bear underwriting commissions and discounts attributable to their Registrable Securities or Founder Shares, as the case may be, being registered. Notwithstanding the foregoing, the Company shall pay reasonable legal fees for one special counsel to the Holders.

          2.5  Further Obligations of the Company. Whenever under the preceding
               ----------------------------------
sections of this Agreement the Company is required hereunder to register Registrable Securities or Founder Shares, it agrees that it shall also do the following:

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

              (a) Use its best efforts to diligently prepare for filing with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary to complete the proposed public offering;

              (b) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of its Registrable Securities or Founder Shares;

              (c) Enter into and perform its obligations under an underwriting agreement with provisions reasonably required by the proposed underwriter for the selling Holders, if any; and

              (d) Use its best efforts to register or qualify the Registrable Securities and Founder Shares covered by said registration statement under the securities or "blue-sky" laws of such jurisdictions as any selling holder of Registrable Securities or Founder Shares may reasonably request, provided that the Company shall not be required to register in any states which shall require it to qualify to do business or subject itself to general service of process as a condition of such registration.

         2.6  Indemnification.
              ---------------

              (a) Incident to any registration referred to in this Agreement, and subject to applicable law, the Company will indemnify each underwriter, each Holder of Registrable Securities and Founder Shares so registered, each person controlling any of them, and the partners or officers, directors and shareholders of each Holder against all claims, losses, damages and liabilities (joint or several), including legal and other expenses reasonably incurred in investigating or defending it against the same, arising out of any untrue or alleged untrue statement of a material fact contained in any prospectus or other document (including any related registration statement or any amendments or supplements thereto) or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities or "blue-sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that the Company will not be liable in any case to the extent that any such claim, loss, damage or liability arises out of or is based upon an untrue statement or omission based upon information furnished in writing to the Company by such Holder expressly for use therein.

              (b) In the event of any registration of any of the Registrable Securities or Founder Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Securities or Founder Shares included in such registration, as the case may be, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Securities Act or the Exchange Act against any claims, losses, damages and liabilities

(joint or several), including legal and other expenses reasonably incurred in investigating or defending it against the same, arising out of any untrue or alleged untrue statement of a material fact contained in any prospectus or other document (including any related registration statement or any amendments or supplements thereto) or any omission or alleged omission to state thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such selling Holder, expressly for use in connection with the preparation of such registration statement, prospectus, amendment of supplement; provided, however, that the obligations of such selling Holders hereunder shall be limited to an amount equal to the net proceeds to each Holder of Registrable Securities or Founder Shares sold as contemplated herein.

              (c) Each party entitled to indemnification under this Section
2.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, provided; however, that the Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be appropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.6 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement.

              (d) If the indemnification provided for in this Section 2.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the act or omission that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified

Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

          2.7  Rule 144 Requirements. If the Company becomes subject to the
               ---------------------
reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will use its best efforts to file with the Commission such information as the Commission may require under either of said Sections; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect). The Company shall furnish to any Holder of Registrable Securities or Founder Shares upon request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirements of Rule 144.

          2.8  Transfer Of Registration Rights. The registration rights of the
               -------------------------------
Holders under Section 2 of this Agreement may be transferred to any transferee of any Registrable Securities or Founder Shares who (i) is a Holder of Registrable Securities or Founders Shares as of the date of this Agreement, (ii) is an affiliate, as that term is defined in the Investment Company Act of 1940, of a Holder of Registrable Securities as of the date of this Agreement (including a partner of such Holder), (iii) is the owner of an investment account which is managed or advised by an Investor, Technology Crossover Management IL L.L.C. ("TCV") or by Geocapital Management, L.P. ("GeoCapital"), or by an affiliate of an Investor, TCV or Geocapital (iv) acquires at least 100,000 shares of Common Stock, assuming conversion of all Preferred Shares (or such lesser number of shares of Common Stock which constitutes the total number of shares of Common Stock purchased by the transferring Holder of Registrable Securities or Founder Shares under this Agreement) (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events), (v) receives such Registrable Securities as a result of a reorganization, distribution, dissolution or other such similar event undertaken by OnWord Information, Inc. or (vi) is a subsidiary, parent, partner, limited partner, retired partner or shareholder of a Holder. Each such transferee shall be deemed to be a "Holder" for purposes of this Agreement; provided, that, no transfer of registration rights by a Holder pursuant to this Section 2.8 shall create any additional rights in the transferee beyond those rights granted to Holders in this Agreement.

          2.9  Granting Of Registration Rights. The Company shall not, without
               -------------------------------
the prior written consent of the holders of at least a majority in interest of the Registrable Securities, grant any rights to any Persons to register any shares of capital stock or other securities of the Company if such rights could reasonably be expected to be superior to or be on parity with, the rights of the Holders of Registrable Securities granted pursuant to this Agreement.

          2.10  Termination of Registration Rights. The obligations of the
                ----------------------------------
Company pursuant to this Section 2 shall terminate with respect to any Holder on the date on which the Holder can sell any Registrable Securities or Founder Shares under Rule 144(k) or sell all of his/her remaining Registrable Securities or Founder Shares under Rule 144 during any three (3) month period.

      3.  Right of First Refusal and Co-Sale.
          ----------------------------------

          3.1  Right of First Refusal on Sales.
               -------------------------------

               (a) Sales to Third Parties. If at any time an Investor or a
                   ----------------------
Shareholder (an "Offeror") desires to sell, transfer or otherwise dispose of all or any part of his Shares pursuant to a bona fide offer from a third party (the "Proposed Transferee"), such Offeror shall submit a written offer (the "Offer") to sell such Shares (the "Offered Shares") to the Company and the other parties hereto (the "Purchasing Parties") on terms and conditions, including price (the "Offered Price"), not less favorable to the Purchasing Parties than those on which the Offeror proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be sold, the total number of Shares owned by the Offeror, the terms and conditions, including the Offered Price and any other material facts relating to the proposed sale and shall include a copy of any written proposal, term sheet or other agreement relating to the proposed transfer. The Offer shall further state that the Purchasing Parties may acquire, in accordance with the provisions of this Agreement, the Offered Shares for the Offered Price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.

               (b) The Company's and the Purchasing Parties' Right of First
                   --------------------------------------------------------
Refusal.
-------

                   (i) The Company shall have the opportunity to purchase all or any part of the Offered Shares. If the Company desires to purchase all or any pan of the Offered Shares, it must, within the fifteen (15) day period (the "Company Refusal Period") commencing on the date of the Offer, give written notice to the Offeror of the Company's election to purchase the Offered Shares. In the event that the Company elects not to purchase all of the Offered Shares, the remaining Offered Shares may be purchased by the Investors and Shareholders as set forth below. Within fifteen (15) days after expiration of the Company Refusal Period, the Company will give written notice (the "Company's Expiration Notice") to the Shareholders and the Investors specifying either (A) that all or a portion of the Offered Shares was subscribed by the Company exercising its Right of First Refusal or (B) that the Company waived its right to purchase any of the Offered Shares. Notwithstanding any failure by the Company to deliver a Company's Expiration Notice, a failure by the Company to exercise its rights within the Company Refusal Period shall be deemed a waver of such right.

                   (ii) In the event the Company does not purchase all of the Offered Shares, each Investor and Shareholder (excluding the Offeror) shall have the opportunity to purchase its pro rata share of the remaining Offered Shares. For purposes of this Section 3 only, an Investor's and a Shareholder's pro rata share shall be determined by dividing the number of Shares held by the Investor or Shareholder by the total number of Shares held by all Investors and Shareholders. For purposes of this Section 3, all of the shares of the Company's Common Stock which a party has the fight to acquire from the Company upon the conversion, exercise or exchange of any of the securities of the Company then owned by such party shall be deemed to be Shares then owned by such party. (The amount of Offered Shares that each Investor and Shareholder is entitled to purchase under this Section 3.1 (b) shall be referred to as its "Pro Rata

Fraction"). If any Investor or Shareholder, or their respective assignees, desire to purchase any of the remaining Offered Shares, such Investor or Shareholder must, within a ten (10) day period (the "Investor Refusal Period") commencing on the later of the date of (A) the Company's Expiration Notice or
(B) by the 30th day after the Offer, give written notice ("Investor Notice") to the Offeror and to the Company of such party's election to purchase its Pro Rata Fraction of the Offered Shares. In the event that any Investor or Shareholder elects not to purchase its Pro Rata Fraction of the Offered Shares, such Investor and Shareholder shall, within five (5) days after the expiration of the Investor Refusal Period, give written notice ("Investor's Expiration Notice") to the Offeror that such Investor or Shareholder is waiving its right to purchase its Pro Rata Fraction of the Offered Shares. Any Offered Shares not purchased by an Investor or Shareholder may be purchased by the other Investors and Shareholders. Notwithstanding any failure by an Investor or Shareholder to deliver an Investor's Expiration Notice, a failure by an Investor or Shareholder to exercise its Right of First Refusal within the Investor Refusal Period shall be deemed a waiver of such right.

          (c) Closing on Offered Shares. Sales of the Offered Shares to be sold
              -------------------------
to the Company, the Investors or the Shareholders pursuant to this Section 3 shall be made at the offices of the Company on the 45th day following the date the Offer was made (or if such 45th day is not a business day, then on the next succeeding business day). Such sales shall be effected by the Offeror's delivery to the Purchasing Party of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to such Purchasing Party, against payment to the Offeror of the Offered Price therefor by such Purchasing Party. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of the Company in good faith, which determination will be binding upon the parties absent fraud or error.

          (d) Sales to Proposed Transferee. If the Purchasing Parties do not
              ----------------------------
purchase all of the Offered Shares, the Offered Shares not so purchased may be sold by the Offeror at any time within ninety (90) days after the date the Offer was made, subject to the provisions of Sections 3.2 and 3.3 below. Any such sale shall be to the Proposed Transferee, at not less than the Offered Price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 3.1. If Offered Shares are sold pursuant to this
Section 3.1 to any purchaser who is not a party to this Agreement, the Offered Shares so sold shall no longer be subject to this Agreement.

     3.2  Right of Participation in Sales by a Shareholder.
          ------------------------------------------------

          (a) Co-Sale Right. If at any time an Offeror desires to sell all or
              -------------
any part of the Shares owned by him to any Proposed Transferee in accordance with Section 3.1, each of the other Investors and Shareholders shall have the right to sell to the Proposed Transferee, as a condition to such sale by the Offeror, upon the same economic terms and legal conditions as involved in such sale by the Offeror, a number of Shares equal to the Investor's or the Shareholder's Pro Rata Fraction of the Offered Shares. In the event that the Investor or the

Shareholder does not hold any of the series, class or type of Shares that the Proposed Transferee proposes to purchase from the Offeror and the Proposed Transferee is unwilling to purchase a different series, class or type of Shares from the Investor or Shareholder, then the Investor or Shareholder shall have the Put Right set forth in Section 3.4 below with respect to its Pro Rata Fraction of the Offered Shares.

          (b) Notice of Intent to Participate. Each Investor and Shareholder
              -------------------------------
wishing to so participate in any sale under this Section 3.2 shall notify the Offeror in writing of such intention as soon as practicable after such Investor's and Shareholder's receipt of the Offer made pursuant to Section 3.1, and in any event within ten (10) days after the date of the Investor's Expiration Notice. Such notification shall be delivered in person or mailed to the Offeror at the address set forth in accordance with Section 9.4 below.

          (c) Sale to Proposed Transferee. The Offeror and each participating
              ---------------------------
Investor and Shareholder shall sell to the Proposed Transferee those Shares proposed to be sold by the Offeror and the participating Investor and/or Shareholder at not less than the Offered Price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those in the Offer provided by the Offeror under Section 3.1 above.

          (d) Continuation of Restrictions. Any Shares sold by the Offeror
              ----------------------------
and/or participating Investor or Shareholder to any third party pursuant to this
Section 3.2 shall still be subject to the restrictions or benefits imposed by
Section 3 of this Agreement, and such third party shall be required to execute a counterpart of this Agreement.

     3.3  Prohibited and Permitted Transfers.
          ----------------------------------

          (a) Prohibited Transfers. Neither an Investor nor a Shareholder may
              --------------------
sell, assign, transfer, grant an option to or for, pledge, hypothecate, mortgage, encumber or dispose of all or any of his Shares except as expressly provided in this Agreement.

          (b) Permitted Transfers. Notwithstanding the foregoing, the terms and
              -------------------
conditions of Sections 3.1 and 3.2 hereof shall not apply to any Permitted Transfer by an Investor or a Shareholder. For purposes of this Agreement, "Permitted Transfer" means any transfer by an Investor or a Shareholder (a) of such party's Shares to or for the benefit of any parent, sibling, spouse, child or grandchild Of such Investor or Shareholder, or to a mist for the benefit of any of the foregoing, or (b) by will or the laws of descent and distribution to a Permitted Transferee (any person referred to in this paragraph being defined as a "Permitted Transferee"), (c) of up to one percent (1%) of the shares of Common Stock of the Company then outstanding on a fully-diluted and as converted to Common Stock basis in any twelve (12) month period, (d) to an affiliate (as that term is defined in the Securities Act) or (e) the transfer of Preferred Shares or Common Stock by virtue of a reorganization, distribution, dissolution or other such similar event undertaken by OnWord Information, Inc.; provided, that it shall be a condition of each such transfer that the Permitted Transferee agree to be bound by the terms and conditions of Section 3 of this Agreement as an Investor or Shareholder and executes a counterpart of Section 3 of this Agreement.

     As used hereto, the term "Shareholder" and "Investor" are deemed to include any Permitted Transferees of the Shareholder or Investor, except as expressly provided otherwise.

          3.4  Put Right. In the event of any sale, transfer, assignment or
               ---------
disposition of any Shares by an Investor or Shareholder in violation of any provision of this Section 3 (a "Violating Investor"), the other Investors and Shareholders shall each have the right to elect to cause such Violating Investor to purchase, and such Violating Investor shall be obligated to purchase, from such Investor and Shareholder, and at the same price per share and on the same terms and conditions as involved in such sale by such Violating Investor, such number of shares of capital stock {calculated on a fully-diluted basis) equal to the number of Shares sold by such Violating Investor multiplied by a fraction, the numerator of which is the aggregate number of Shares owned by such Investor or Shareholder and the denominator of which is the sum of all Shares owned by all Investors and Shareholders desiring to sell shares to such Violating Investor under this Section 3.

     4.   Right to Participate in Sale of Additional Securities.
          -----------------------------------------------------

          4.1  Right of First Offer. The Company hereby covenants and agrees
               --------------------
that it shall not, until such date as the Company completes a Qualified Public Offering, issue or sell any (i) shares of capital stock of the Company, (ii) securities convertible into or carrying any rights to purchase capital stock of the Company, or (iii) options, warrants or other right to subscribe for, purchase or otherwise acquire any capital stock of the Company, other than in connection with such Qualified Public Offering, unless (a) the Company has received a bona fide, arms' length offer to purchase such securities from a third party and (b) the Company first submits a written offer (the "Written Offer") to each Investor and Shareholder that, together with its affiliates, owns in the aggregate at least 100,000 Shares, to permit them to purchase their "proportionate share" of such securities on terms and conditions, including price, not less favorable to the Investors and Shareholders than those offered by such other prospective purchaser. Each Investor and Shareholder shall have the right to elect to purchase a number of such securities based on the ratio which the Common Stock of the Company owned by the Investor or Shareholder or obtainable by said Investor or Shareholder upon conversion of the Preferred Shares owned by him (as the case may be) bears to all the issued and outstanding shares of Common Stock of the Company, including shares of Common Stock issuable upon exercise or conversion of any outstanding Preferred Shares or other convertible securities. The Company's offer to the Investors and Shareholders shall remain open and irrevocable for a period of thirty (30) days following receipt by the Investors and Shareholders of the Written Offer. Promptly upon the expiration of such thirty (30) day period, the Company shall, in writing, inform each Investor and Shareholder which elects to purchase all the securities available to it of any other Investor's or Shareholder's failure to do likewise. During the ten (10) day period commencing after the receipt of such information, each fully-exercising Investor and Shareholder shall have the right to elect to purchase up to its proportionate share of the securities not subscribed for by the other Investors and Shareholders based on the ratio which the Common Stock of the Company owned by the fully exercising Investor or Shareholder or obtainable by said Investor or Shareholder upon conversion of the Preferred Shares owned by him bears to the Common Stock of the Company owned by, or obtainable upon conversion of the Preferred Shares owned by all fully exercising Investors and Shareholders who desire to purchase certain of the unsubscribed for securities.

          4.2  Transfer of Rights. Any Investor or Shareholder may transfer its
               ------------------
right to be offered any such opportunity to any transferee who (i) is an Investor or Shareholder, (ii) is an affiliate, as that term is defined in the Securities Act, of an Investor or Shareholder (including a partner of an Investor or Shareholder), (iii) has theretofore acquired from an Investor or Shareholder at least 100,000 Shares (or such lesser number of Shares which constitutes the total number of Shares purchased by the transferee under this Agreement) (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events) or (iv) receives Preferred Shares or Common Stock by virtue of a reorganization, distribution, dissolution or liquidation or such other similar event undertaken by On Word Information, Inc. or (v) is a subsidiary, parent, partner, limited partner, retired partner or shareholder of an Investor or Shareholder.

          4.3  Sale by Company. Any securities offered to the Investors and
               ---------------
Shareholders pursuant to this Section 4 which such Investors and Shareholders have not elected to purchase within the time fixed herein may, within ninety
(90) days after the date for making such election, be sold by the Company at not less than the same price and upon terms not materially less favorable to the Company than were offered to the Investors and Shareholders but may not otherwise be sold without renewed compliance with this Section 4.

          4.4  Excluded Securities. Notwithstanding the above, the Company may
               -------------------
from the date hereof, without having offered such securities to the Investors and Shareholders, issue (i) up to an aggregate of 750,588 shares of Common Stock (as adjusted for stock splits, stock dividends, reclassifications, recapitalizations or other similar events) for issuance to or for the benefit of employees or directors, consultants, and others pursuant to warrants or stock option, stock purchase or similar plans approved by the Board of Directors; (ii) securities offered to the public in a Qualified Public Offering; (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its purchasers own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation;
(iv) up to an aggregate of 710,000 shares of Series D Convertible Preferred Stock; (v) Common Stock issued upon conversion of the Preferred Shares; (vi) warrant or warrants for the purchase of shares of capital stock of the Company (and stock issued upon exercise of such warrant or warrants) which have been approved by the Board of Directors of the Company and issued in connection with an equipment lease, equipment financing or bank line financing; or (vii) stock issued in connection with stock splits, stock dividends, recapitalizations and the like by the Company.

     5.   Termination of Rights Under Sections 3 and 4. The rights and
          --------------------------------------------
obligations granted to the parties pursuant to Sections 3 and 4 of this Agreement shall terminate upon a Qualified Public Offering.

     6.   Legends. Any certificates representing shares of capital stock subject
          -------
to this Agreement shall bear a legend indicating the existence of the restrictions imposed hereunder.

     7.   Lock-Up Agreement. Each of the Founders, Investors and Shareholders
          -----------------
hereby agree that in connection with the Company's initial public offering, upon the request of the Company or the principal underwriter managing the initial public offering, not to sell, make any short sale of, loan, grant an option for the purchase of, or otherwise dispose of any Registrable Securities now owned or hereafter acquired by him without the prior written consent of the Company or such managing underwriter, as the case may be, for one hundred and eighty (180) days or such other shorter period of time as such underwriter may specify; provided (i) that the officers, directors, each of the Investors and any shareholder holding more than one percent (1%) of the outstanding voting securities of the Company also agree to such restriction and (ii) any discretionary waiver or termination of these restrictions by the Company or the managing underwriter shall apply to all persons subject to such agreements pro-rata based on the number of shares held by such persons on a fully-diluted and as-converted to Common Stock basis.

     8.   Covenants Of The Company.
          ------------------------

     So long as an Investor or Shareholder, together with any of its affiliates, holds in the aggregate, at least 100,000 Shares, and until the Company completes a Qualified Public Offering, the Company shall comply with the following covenants.

          8.1  Financial Statements: Restatements and Accounting Provision. The
               -----------------------------------------------------------
Company shall furnish to the Investors and Shareholders the following reports:
(a) within one hundred and twenty (120) days after the end of each fiscal year, an audited consolidated balance sheet of the Company as at the end of such year, together with audited consolidated statements of income, shareholders' equity and cash flows of the Company for such year, certified by independent public accountants of recognized standing (which shall be one of the six largest independent public accounting firms in the United States, or such other independent public accountants of recognized national or regional standing as may be approved by the Board of Directors of the Company) prepared in accordance with GAAP; (b) within forty-five (45) days after the end of each quarter, an unaudited consolidated balance sheet of the Company as of the end of such quarter, an unaudited consolidated statement of invoice and cash flows for the Company for such quarter and for the year to date prepared in accordance with GAAP (except that such financial statements need not contain footnotes or other normal year end adjustments) and fairly reflecting the financial affairs of the Company subject to year-end adjustments; (c) within thirty (30) days after the end of each month, an unaudited consolidated balance sheet of the Company as at the end of such month and an unaudited consolidated statement of income and cash flows for the Company for such month and for the year to date prepared in accordance with GAAP (except that such financial statements need not contain footnotes or other normal year end adjustments) and fairly reflecting the financial affairs of the Company subject to year-end adjustments; (d) within sixty (60) days prior to the start of each fiscal year, a proposed budget for such fiscal year which shall include, where appropriate, capital and operating expense budgets, cash flow projections and income and loss projections for the Company; and (e) such other financial information as the Investors may reasonably request, including without limitation, certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company under Section 4.1 hereof. At any time when the Company has Subsidiaries, all financial statements furnished hereunder will be consolidated.

          8.2  Conduct of Business. The Company shall continue to engage
               -------------------
principally in the business of being an Internet content provider principally engaged in the automotive markets, and shall engage in only such additional business activities as (a) shall be reasonably related or incidental thereto and which shall facilitate the conduct, development or expansion of such business, or (b) which shall be approved or ratified by the Board of Directors. The Company will keep in full force and effect its corporate existence and will comply in all material respects with all applicable laws and regulations in the conduct of its business. As of the date of this Agreement, (i) the Company will be an eligible corporation as defined in Section 1202(e)(4) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the Company will not have made any purchases of its own stock during the one-year period proceeding the date of this Agreement having an aggregate value exceeding five percent (5%) of the aggregate value of all its stock as of the beginning of such period and
(iii) the Company's aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between October 5, 1995 and through the date of this Agreement, have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3); provided further, for so long as shares of Preferred Stock or the Common Stock issuable upon conversion thereof (together, the "Qualified Stock") are held by an Investor or Shareholder or a transferee in whose hands the Qualified Stock is eligible to qualify as "Qualified Small Business Stock" as defined in Section 1202(c) of the Code, the Company will use its best efforts to cause the Qualified Stock to qualify as "Qualified Small Business Stock." The Company will, as a condition of employment of any employee or consultant of the Company, require that that employee or consultant enter into a inventions and confidentiality agreement with the Company.

          8.3  Adverse Changes. The Company shall promptly advise the Investors
               ---------------
and the Shareholders of (a) any event which represents a material adverse change in the business, assets or condition, financial or otherwise, or operations of the Company and Co) any suit or proceeding commenced or threatened against the Company which, if adversely determined, would result in such a material adverse change.

          8.4  Insurance. The Company shall keep its insurable properties
               ---------
insured by financially sound and reputable insurers against the perils of liability, casualty, fire and extended coverage in amounts of coverage at least equal to those customarily maintained by companies in the same or a similar business of similar size. The Company shall also maintain with such insurers insurance against other hazards and risks and liability to persons and property, to the extent and in the manner customary for corporations engaged in the same or a similar business of similar size.

          8.5  Life Insurance. The Company shall maintain and continue to pay
               --------------
the premiums on a key-man term life insurance policy on the life of each of the Founders, in the amount of not less than $2,000,000, naming the Company as beneficiary provided that such coverage is available to the Company on reasonable terms and such coverage is approved by the Board of Directors. The life insurance proceeds received by the Company, if' any, shall be used for valid business purposes of the Company as approved by the Board of Directors of the Company.

          8.6   Maintenance of Properties. The Company will maintain all
                -------------------------
properties used or useful in the conduct of its business in good repair, working order and condition as necessary to permit such business to be properly and advantageously conducted.

          8.7   Affiliated Transactions. All transactions between the Company
                -----------------------
and any officer, Founder, director or shareholder of the Company or Persons controlled by or affiliated with such officer, Founder, director or shareholder, other than transactions in their capacity as such, shall be conducted on an arms-length basis, shall be on terms and conditions no less favorable to the Company than could be obtained from nonrelated Persons and shall be unanimously approved in advance by the disinterested Directors of the Company after full disclosure of the terms thereof.

          8.8   Lock-Up for Certain Shareholders. The Company will cause .any
                --------------------------------
compensation benefit plan or contract, whether now existing or here, after created, under which offers and sales of securities of the Company are made to officers, directors and the Founders of the Company, to provide that in connection with an underwritten public offering, upon the request of the Company or the principal underwriter managing such public offering, resales of such securities may not be sold without the prior written consent of the Company or such underwriters, as the case may be, for at least one hundred and eighty (180) days or such other shorter period of time as the underwriters of such offering may specify, but in no event greater than the period of time imposed on the Investors and Shareholders pursuant to Section 7 herein.

          8.9   Inspection. The Company shall permit authorized representatives
                ----------
of the Investors and the Shareholders to visit and inspect any of the properties of the Company, including its books of account (and to make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with its officers, administrative employees and independent accountants, all at such reasonable times upon prior notice and during normal business hours and as often as may be reasonably requested; provided that all such information provided to the Investors and the Shareholders by the Company will be maintained as confidential by the Investors and the Shareholders, will not be disclosed to third parties and will not be used by the Investors or the Shareholders in a manner that is adverse to the Company.

          8.10  Board of Directors Meeting. The Company will reimburse full
                --------------------------
coach airfare and all other direct out-of-pocket expenses reasonably incurred by each director elected by each series of Preferred Shares in attending meetings of the Board of Directors or any committee thereof or in conducting any other business of the Company which has been requested of such 'director by the Board of Directors or any committee thereof or by senior management. The Company shall ensure that meetings of its full Board of Directors are held at least four (4) times each year and at intervals of not more than four (4) months. The Company's Articles and Bylaws, each as amended from time to time, shall provide for indemnification and exculpation of directors from personal liability, to the fullest extent permitted under applicable state law. The Company shall, from time to time, consider the appropriateness of obtaining directors' and officers' liability insurance, and, if appropriate and approved by the Board of Directors of the Company, the Company shall obtain such insurance providing reasonable coverage and the payment of reasonable premiums.

          8.11  Loans and Advances. The Company will not make any loan or
                ------------------
advance to, or own any stock or other securities of, any Person without the approval of the Board of Directors, except that the Company may own all of the outstanding capital stock of a Subsidiary.

          8.12  Indebtedness. Except as set forth on Exhibit 2 to the Purchase
                ------------
Agreement, the Company will not create, incur, assume or suffer to exist any Indebtedness, or repay any Indebtedness existing on the date of this Agreement to its shareholders, except as unanimously approved by the Board of Directors of the Company.

          8.13  Executive Search. The Company will use commercially reasonable
                ----------------
efforts to hire a chief executive officer following the date of this Agreement. Such chief executive officer shall be approved in advance of being hired by a majority of the members of the Board of Directors of the Company.

          8.14  Matters Requiring Majority Approval of the Board of Directors.
                -------------------------------------------------------------
So long any Investor or Shareholder owns, beneficially or of record, at least 100,000 Shares (as adjusted for stock splits, stock dividends and the like), the matters (a), (c), (e), (i), and (s) below shall require the approval by more than fifty percent (50%) of the members of the Board of Directors of the Company, including a majority of the directors elected by the holders of each series of the Preferred Shares. The remainder of the items and matters shall require the approval by more than fifty percent (50%) of the members of the Board of Directors of the Company. Any of such items (a), (c), (e), (i), and (s) below may also be approved by more than fifty percent (50%) of the members of a duly authorized committee of the Board of Directors so long as a majority of the directors elected by holders of each series of the Preferred Shares are then members of such committee and vote in favor of such an approval:

               (a) the Company's annual business plan, including marketing and personnel plans;

               (b) the Company's multi-year strategic plans and any changes in the strategy or policy falling outside of the approved strategic plan;

               (c) the Company's annual budget, including, inter alia, the budgeted income statement, capital expenditure budget and cash flow, and any revision thereto;

               (d) any proposal for the raising of additional finance falling outside the annual budget previously approved by the Board of Directors;

               (e) except as otherwise provided herein, the remuneration of officers and directors of the Company, including the adoption of stock option, incentive, bonus, or other compensation plans;

               (f) the entry into change, alternation, or termination of any contract or employment or other material contract in respect to the provisions of any services or service to the Company other than one terminable at will by the Company on thirty days notice or less;

               (g) the entry into, change, or alteration or termination of the terms of any transaction or agreement with any director or shareholder of the Company or any person associated with or affiliated to such person;

               (h)  any revaluation of the Company's assets;

               (i) the acquisition by the Company, whether by formation or otherwise, of any subsidiary company, partnership, or joint venture company of the stock or substantially all of the assets of any company or business or the making of any investments m any other company or business;

               (j) any material alterations to the personnel policies and practices of the Company;

               (k) the settlement, assignment, compromise, or release of any claim of, or against, the Company in excess of $50,000 and the submission of any of the Company's disputes to arbitration or other alternate dispute resolution or the admission of any liability in excess of $50,000;

               (l) any material transaction other than in the ordinary course of business;

               (m) the establishment of or any variation to the equity structure or the ratio between equity and debt of the Company from time to time;

               (n) any change in the Company's fiscal year,

               (o) any claims, disclaimers, election, or consent of a material nature for tax purposes;

               (p) any decision or agreement to prosecute, defend, or settle any legal or administrative proceedings or arbitration or other form of alternate dispute resolution in excess of $50,000 (other than routine debt collection);

               (q) any material change in the Company's accounting or reporting policies or procedures unless the change is recommended by the independent certified public accountants retained to audit the Company's financial statements;

               (r) the filing of a petition in bankruptcy or for reorganization under any bankruptcy law or law for the relief of debtors or the making of an assignment for the benefit of creditors; and

               (s) take any action or make any expenditure, capital or otherwise, in excess of $100,000, which action or expenditure falls outside of the annual business plan and budget approved by the Board of Directors of the Company.

     9.   Miscellaneous
          -------------

          9.1  Damages. The rights of the parties under this Agreement are
               -------
unique and, accordingly, the parties shall have the right, in addition to such other remedies as may be available to any of them at law or in equity, to enforce their rights hereunder by actions for specific performance in addition to any other legal or equitable remedies they might have to the extent permitted by law.

          9.2  No Waiver, Cumulative Remedies. No failure or delay on the part
               ------------------------------
of any party to this Agreement in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          9.3  Amendments and Waivers. Except as hereinafter provided,
               ----------------------
amendments to this Agreement shall require and shall be effective upon receipt of the written consent of: (a) the Company and (b) the holders of at least seventy-five percent (75%) of the Registrable Securities. In the case of any amendment adversely affecting the rights of the Founders, Investors or Shareholders, the holders of at least a majority in interest of the Founder Shares or Shares held by the Founders, Investors or Shareholders, as the case may be, shall be required; provided, however, that if an amendment shall adversely affect a holder or holders of Registrable Securities but not all holders of Registrable Securities, then the consent required by (b) above shall include the consent of such adversely affected holder or holders. Except as hereinafter provided, compliance with any covenant or provision set forth herein may be waived upon written consent by the party or parties whose rights are being waived; provided, that (A) if the rights of holders of Registrable Securities arc being waived, upon the written consent of the holders of at least seventy-five percent (75%) of the Registrable Securities and (B) if the rights of a Founder are being waived, upon the written consent of the holders of at least a majority in interest of the Founder Shares. Notwithstanding the foregoing, no waivers or amendments shall be effective to reduce the percentage in interest of the Registrable Securities the consent of the holders of which is required to amend this Section 9.3. Any waiver or amendments may be given subject to satisfaction of conditions stated therein and any waiver or amendments shall be effective only in the specific instance and for the specific purpose for which given.

          9.4  Notices. As the terms "notice" or "notices" are used herein as
               -------
between the parties, such term shall mean a written document, explaining in reason for the notice, and the same shall be mailed by United States Postal Service via Certified Mail, Return Receipt Requested, or by express courier service addressed as follows:

     to the Company or the Founders:

          Autoweb.com, Inc.
          3270 Jay Street, Building 6
          Santa Clara, CA 95054
          Attention: Mr. Farhang Zamani
     with a copy by mail and fax (which shall not constitute notice) to:

          Gray Cary Ware & Freidenrich LLP
          400 Hamilton Avenue
          Palo Alto, CA 94301-1825
          Attention: Thomas W. Furlong, Esq.
          Telephone:  650-328-6561
          Facsimile:  650-327-3699

     to the Investors:

          Torstar Corporation
          One Yonge Street
          Toronto, CANADA M5E1P9
          Attention: Anthony Brown
          Telephone: 416.869.4980
          Facsimile: 416.869.4183

     with a copy by mail and fax (which shall not constitute notice) to:

          Torstar Corporation
          One Yonge Street
          Toronto, CANADA M5E1P9
          Attention: General Counsel
          Telephone: 416.869.4232
          Facsimile: 416.869.4183

     to the Shareholders, at such Shareholder's address as set forth in the Company's records.

Such notice shall be deemed to have been given on the date placed in the U.S. Mails or delivered to an express courier, and sent by fax to counsel, whether actually received by the addressee or not. The parties shall, as a matter of convenience and courtesy, send each party receiving notice a copy of said notice by facsimile or electronic means, but such notifications shall not be deemed lawful "notice" as required hereby. The parties may from time to time amend the above addresses and names by written notice given the other party.

          9.5   Binding Effect: Assignment. This Agreement shall be binding upon
                --------------------------
and inure to the benefit of the parties hereto and their respective heirs, successors and assigns, except that the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein without the prior written consent of the holders of at least a majority in interest of the Registrable Securities.

          9.6  Prior Agreements. This Agreement constitutes the entire
               ----------------
agreement between the parties with respect to the subject matters hereof and restates and supersedes all prior oral and written agreements (including, without limitation, the Rights Agreement and the

Stockholders Agreement) and understandings between them or any of them as to such subject matters.

          9.7   Severability. The provisions of this Agreement are severable
                ------------
and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of a provision contained in this Agreement, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or pan of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

          9.8   Governing Law. This Agreement shall be governed by and construed
                -------------
in accordance with the substantive laws of the State of California, without regard to conflict of laws principles.

          9.9   Headings. Article, section and subsection headings in this
                --------
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          9.10  Counterparts. This Agreement may be executed in any number of
                ------------
counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          9.11  Further Assurances. From and alter the date of this Agreement,
                ------------------
upon the request of any party hereto, the other parties shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  [REST OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have executed this Rights Agreement as of the day and year first above written.


                              AUTOWEB.COM, INC.



                              By: /s/ Payam Zamani
                                 ----------------------------------------------
                                 Name:  Payam Zamani
                                 Title: President/CEO


                              FOUNDERS


                                  /s/ Farhang Zamani
                                  ---------------------------------------------
                                  Farhang Zamani


                                  /s/ Payam Zamani
                                  ---------------------------------------------
                                  Payam Zamani



           [SIGNATURE PAGE TO AMENDED AND RESTATED RIGHTS AGREEMENT]

                         COUNTERPART SIGNATURE PAGE TO
                   THE AMENDED AND RESTATED RIGHTS AGREEMENT

                                October 16, 1998


                                  INVESTOR:

                                  TORSTAR CORPORATION,
                                  a Canadian corporation

                                  By:    /s/ David Wetherald
                                     -----------------------------------
                                  Printed:   David Wetherald
                                           -----------------------------
                                  Title: General Counsel & Secretary
                                         -------------------------------

                         COUNTERPART SIGNATURE PAGE TO
                   THE AMENDED AND RESTATED RIGHTS AGREEMENT

                                October 16, 1998


                                  INVESTOR:


                                  GCWF Investment Partners
                                  ---------------------------------------
                                  By: Gray Ware Corporation
                                     ------------------------------------
                                  By: /s/ Thomas Furlong
                                     ------------------------------------
                                  Printed:   Thomas Furlong
                                          -------------------------------
                                  Title:     Vice President
                                          -------------------------------

                         COUNTERPART SIGNATURE PAGE TO
                   THE AMENDED AND RESTATED RIGHTS AGREEMENT

                                October 16, 1998


                                  INVESTOR:

                                  GCWF Investment Associates
                                  ---------------------------------------
                                  By:  /s/ Thomas Furlong
                                     ------------------------------------
                                  Printed:   Thomas Furlong
                                          -------------------------------
                                  Title:    General Partner
                                          -------------------------------

                         COUNTERPART SIGNATURE PAGE TO
                   THE AMENDED AND RESTATED RIGHTS AGREEMENT

                                 October 16, 1998


     SHAREHOLDERS

     Agree and Acknowledge that this Agreement supersedes in its entirety the Amended and Restated Registration Rights Agreement dated May 8, 1998.

     TCV II, V.O.F.

     By:     /s/ Robert C. Bensky
        -------------------------------
     Name:   Robert C. Bensky
          -----------------------------
     Title:  Chief Financial Officer
           ----------------------------

                         COUNTERPART SIGNATURE PAGE TO
                   THE AMENDED AND RESTATED RIGHTS AGREEMENT

                                 October 16, 1998


     SHAREHOLDERS

     Agree and Acknowledge that this Agreement supersedes in its entirety the Amended and Restated Registration Rights Agreement dated May 8, 1998.

     Technology Crossover Ventures II, L.P.

     By:     /s/ Robert C. Bensky
         -------------------------------------
     Name:   Robert C. Bensky
           -----------------------------------
     Title:  Chief Financial Officer
           -----------------------------------

                         COUNTERPART SIGNATURE PAGE TO
                   THE AMENDED AND RESTATED RIGHTS AGREEMENT

                                 October 16, 1998



     SHAREHOLDERS

     Agree and Acknowledge that this Agreement supersedes in its entirety the Amended and Restated Registration Rights Agreement dated May 8, 1998.

     TCV II (Q), L.P.

     By:     /s/ Robert C. Bensky
        -------------------------------
     Name:   Robert C. Bensky
           ----------------------------
     Title:  Chief Financial Officer
           ----------------------------

                         COUNTERPART SIGNATURE PAGE TO
                   THE AMENDED AND RESTATED RIGHTS AGREEMENT

                                 October 16, 1998


     SHAREHOLDERS

     Agree and Acknowledge that this Agreement supersedes in its entirety the Amended and Restated Registration Rights Agreement dated May 8, 1998.


     TCV II Strategic Partners, L.P.

     By:     /s/ Robert C. Bensky
        -------------------------------
     Name:   Robert C. Bensky
           ----------------------------
     Title:    Chief Financial Officer
           ----------------------------

                         COUNTERPART SIGNATURE PAGE TO
                   THE AMENDED AND RESTATED RIGHTS AGREEMENT

                               October 16, 1998


     SHAREHOLDERS

     Agree and Acknowledge that this Agreement supersedes in its entirety the Amended and Restated Registration Rights Agreement dated May 8, 1998.

     Technology Crossover Ventures II, C.V.

     By:     /s/ Robert C. Bensky
        ------------------------------------
     Name:   Robert C. Bensky
           ---------------------------------
     Title:  Chief Financial Officer
           ---------------------------------

                         COUNTERPART SIGNATURE PAGE TO
                   THE AMENDED AND RESTATED RIGHTS AGREEMENT

                                October 16, 1998


     SHAREHOLDERS

     Agree and Acknowledge that this Agreement supersedes in its entirety the Amended and Restated Registration Rights Agreement dated May 8, 1998.


     By:     /s/ R.A. Vines
         ------------------------------
     Name:   R.A. Vines
          -----------------------------
     Title:  General Partner
           ----------------------------

                         COUNTERPART SIGNATURE PAGE TO
                   THE AMENDED AND RESTATED RIGHTS AGREEMENT

                                 October 16, 1998


     SHAREHOLDERS

     Agree and Acknowledge that this Agreement supersedes in its entirety the Amended and Restated Registration Rights Agreement dated May 8, 1998.


     By:    On Word Information
        -------------------------------
     Name:  Mark Ross
            ---------------------------
     Title: President
            ---------------------------

                                 SCHEDULE A

                                THE INVESTORS


TORSTAR CORPORATION
GCWF INVESTMENT PARTNERS
GCWF INVESTMENT ASSOCIATES

                                   SCHEDULE B

                                THE SHAREHOLDERS
                                ----------------

Series A Preferred Stock Shareholders:
Larry Abrams                                       22,000 shares of Series A Preferred
Amerinda Alpern                                    1,831 shares of Series A Preferred
Edward M. Alpern                                   12,007 shares of Series A Preferred
Mark Cherney                                       2,245 shares of Series A Preferred
Fran R. Farkas                                     3,205 shares of Series A Preferred
Dr. Simon & Mrs. Flueur Frank                      6,386 shares of Series A Preferred
Edmund A. Geller, M.D.                             3,543 shares of Series A Preferred
Eloise Geller, in trust for Francisco Max Geller   3,379 shares of Series A Preferred
Mona Geller                                        312 shares of Series A Preferred
Jeffrey B. Hirsch, Sr.                             10,463 shares of Series A Preferred
Marc S. Jaffe                                      484 shares of Series A Preferred
Julie Levitt                                       3,692 shares of Series A Preferred
Nancy Levitt                                       3,692 shares of Series A Preferred
Richard Levitt, M.D.                               1,162 shares of Series A Preferred
OnWord Information, Inc.                           847,002 shares of Series A Preferred
Point Break Ventures, LLC                          41,752 shares of Series A Preferred
Raifman & Edwards LIP                              145,000 shares of Series A Preferred
Albert A. Reff, M.D.                               1,321 shares of Series A Preferred
Joshua Ross                                        151,029 shares of Series A Preferred
Mark Ross                                          6,302 shares of Series A Preferred
Martin A. Rubin                                    1,614 shares of Series A Preferred
John Rys-Davies                                    60,619 shares of Series A Preferred
John F. Schmelzer                                  3,432 shares of Series A Preferred
Roni Weisberg-Ross                                 56,604 shares of Series A Preferred
Farhang Zamani                                     130,290 shares of Series A Preferred
Payam Zamani                                       130,291 shares of Series A Preferred

Series B Preferred Stock Shareholders

Broadview Partners Group                           40,807 shares of Series B Preferred
Geocapital IV, L.P.                                1,591,490 shares of Series B Preferred

Series C Preferred Stock Shareholders

TCV II, V.O.F.                                     24,553 shares of Series C Preferred
Technology Crossover Ventures II, L.P.             755,820 shares of Series C Preferred
TCV II (Q), L.P.                                   581,085 shares of Series C Preferred
TCV II Strategic Partners, L.P.                    103,122 shares of Series C Preferred
Technology Crossover Ventures IT, C.V.             115,399 shares of Series C Preferred